Exhibit 10.4
THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”), is made as of the 21st day of October, 2021, by and between RIVERTECH OWNER LLC, a Delaware limited liability company (as successor-in-interest to KBS RIVERTECH, LLC, a Delaware limited liability company, as successor-in-interest to Nortel Networks HPOCS Inc.) (“Landlord”), and ENTEGRIS, INC., a Delaware corporation (as successor-in-interest to Mykrolis Corporation) (“Tenant”).
RECITALS:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement, dated as of April 1, 2002, as amended by that certain Amendment of Lease dated April 1, 2012, as further amended by that certain Second Amendment of Lease, dated March 8, 2016 (as may be further amended, modified or supplemented from time to time, the “Lease”), relating to certain Premises comprising Building 2 of RiverTech Park, located at 129 Concord Road, Billerica, Massachusetts, all as more particularly described and set forth in the Lease;

WHEREAS, Tenant desires to undertake certain Alterations as further described below; and

WHEREAS, subject to the satisfaction of the express conditions and provisions set forth in this Amendment hereinbelow, Landlord agrees to provide its consent to the Proposed Work, subject to the express terms and provisions hereof;

NOW THEREFORE, in consideration of the foregoing recitals and for further good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.Incorporation of Recitals. The recitals set forth above are true and correct, incorporated herein and made a part of this Amendment as if set forth herein in full.
2.Capitalized Terms and Conflicts. All capitalized terms used in this Amendment that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the definitions set forth in this Amendment shall supersede and control.
3.Proposed Work.
a.Tenant has notified Landlord that it proposes to undertake certain Alterations (as such term is defined in Section 15 of the Lease) within the Premises at its sole cost and expense, which comprises of the construction of a biological waste treatment process facility within the Premises, as more particularly described and depicted on Attachment A attached hereto (hereinafter referred to as the “Proposed Work” and the improvements constructed upon the Premises shall be referred to as the “Biological Waste Treatment Process Facility”). In connection with the foregoing, Tenant hereby requests that Landlord provide its consent to the Proposed Work as required by Section 15 of the Lease. Subject to the terms and provisions of this Amendment, Landlord hereby consents to the conduct by Tenant of the Proposed Work, if and only if each of the following conditions precedent are satisfied, in Landlord’s sole but reasonable discretion:
i.Receipt by Tenant and Landlord of written confirmation from the Building Inspector/Zoning Enforcement Officer of the Town of Billerica, or other such documentation acceptable to Landlord in its sole and absolute discretion, that the Biological Waste Treatment Process Facility falls within an allowed use in the

Industrial District in which the Premises are located under the Billerica Zoning By-Laws;
ii.Receipt by Tenant and Landlord of a site plan approval special permit by the Planning Board of the Town of Billerica, or written confirmation from the Building Inspector/Zoning Enforcement Officer of the Town of Billerica that the construction of the Biological Waste Treatment Process Facility does not require a site plan special permit;
iii.Receipt by Tenant and Landlord, at Tenant’s sole cost and expense, of any and all necessary permits, consents and approvals, such as, without limitation, from the Billerica Sewer Department and the Department of Environmental Protection, to conduct the Proposed Work and maintain and operate the Biological Waste Treatment Process Facility in accordance with all applicable laws and requirements.
iv.Landlord shall have received confirmation to its reasonable satisfaction that no underground utilities are impacted by the Proposed Work, including by Tenant having conducted a Ground Penetrating Radar scan in the Premises to ensure same.
b.Additionally, in connection with Tenant’s request for Landlord approval of the Proposed Work, the following shall apply:
i.Tenant covenants and agrees to timely apply for and obtain all required permits, consents and approvals necessary for all stages of the Proposed Work, and shall comply with the foregoing and all conditions set forth therein.
ii.Tenant covenants and agrees to diligently prosecute all stages of the Proposed Work to completion, at Tenant’s sole cost and expense.
iii.Landlord shall have the right to review and approve any and all requests, applications, submittals, and the like, submitted by or on behalf of Tenant to governmental authorities in connection with the Proposed Work and the operation and maintenance of the Biological Waste Treatment Process Facility, which such approval Landlord shall not unreasonably withhold or delay.
c.Once constructed, the following shall apply to the Biological Waste Treatment Process Facility:
i.Landlord shall have the right to evaluate the systems in the Biological Waste Treatment Process Facility from time to time with engineers selected by Landlord to ensure continued operation and compliance with applicable laws and requirements.
ii.Tenant shall comply with all discharge compliance regulations required by the Town of Billerica, including but not limited to the monitoring, sampling and reporting on all discharge produced under the existing waste water discharge permit in effect with respect to the Premises, as well as any additional permit for the Biological Waste Treatment Process Facility.
iii.Tenant shall provide Landlord with updated training, spec and O&M Plans showing how the existing Building Management System is used at the Biological Waste Treatment Process Facility in order to monitor applicable waste water discharge requirements, including without limitation to monitor and alarm the system for proper chemical balancing and temperature prior to discharge into the municipal sewer system. Any reports in connection with same shall be shared in a timely manner with Landlord.

d.The following is hereby added to the end of the first sentence of Section 22(a) of the Lease prior to the last parenthetical therein: “or which arises, or is claimed to arise, from the Proposed Work and/or operating and maintenance of the Biological Waste Treatment Process Facility”.
e.Upon the expiration or earlier termination of the Lease, at Landlord’s election (in its sole and absolute discretion) made not later than one hundred eighty (180) days prior to the expiration of the Lease, Tenant shall be obligated to decommission and remove any and all improvements placed on the Premises relating to the Proposed Work (including without limitation the Biological Waste Treatment Process Facility), and restore the Premises to substantially the condition that existed before the Biological Waste Treatment Process Facility was constructed, which shall be completed in compliance with all laws, permits and ordinances then in effect, including without limitation any and all parking requirements then applicable and any environmental requirements then in effect, at its sole cost and expense, and shall repair any damage caused by such removal and restoration. Without limitation of the foregoing, and for the avoidance of any doubt, upon removal of the Biological Waste Treatment Process Facility, Tenant shall restore the parking lot and the parking spaces that existed before the Biological Waste Treatment Process Facility was constructed. If Tenant shall fail to remove the Biological Waste Treatment Process Facility and restore the Premises to substantially the condition that existed before the Biological Waste Treatment Process Facility was constructed, Landlord may, at its option, in its sole and absolute discretion, remove the Biological Waste Treatment Process Facility to restore the Premises, and Tenant agrees to pay Landlord, within thirty (30) days after the date of any demand by Landlord for reimbursement, any and all expenses incurred by Landlord in such removal and restoration, including without limitation consultant fees, contractor costs, disposal costs, court costs and reasonable attorneys’ fees.
f.Notwithstanding anything to the contrary, if Tenant shall default in the performance of any of its agreements, covenants, obligations and provisions in this Amendment (e.g., Tenant shall fail to perform the Proposed Work and/or operate the Biological Waste Treatment Process Facility in accordance with the terms, conditions and provisions of this Amendment) beyond any applicable notice and cure period, unless imminent risk to persons or property, Landlord may, at its option, in its sole and absolute discretion, perform any such agreement, covenant, obligation and provision instead of Tenant, and Tenant agrees to pay Landlord, within thirty (30) days after the date of any demand by Landlord for reimbursement, any and all expenses incurred by Landlord in the performance of same.
4.Notices. From and after the date hereof, Landlord’s address for purposes of Section 36 of the Lease shall be as follows unless and until otherwise specified by Landlord:
RiverTech Owner LLC
c/o Rockpoint Group, L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Attn: General Counsel
Email: ron@rockpoint.com

With copies to:

c/o Rockpoint Group, L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Attn: Fred Borges and Joseph Goldman
Email: fb@rockpoint.com and jg@rockpoint.com

Griffith Properties LLC
22 Boston Wharf Road, 7th Floor
Boston, Massachusetts 02110
Attention: Marci G. Loeber
Email: mloeber@griffithproperties.com

5.Ratification of Lease. Except as amended and modified by this Amendment, all the terms, provisions, agreements, covenants and conditions of the Lease are hereby affirmed and ratified.
6.Execution/Entire Agreement. This Amendment, together with the Lease as affected hereby, constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties. This Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.Counterparts. This Amendment may be executed in multiple counterparts, including without limitation electronically by .PDF or such other electronic format, each of which shall be deemed an original and all of which together shall constitute one and the same document.
8.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be interpreted, governed and enforced in accordance with the laws of the State in which the Premises is located.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:
RIVERTECH OWNER LLC,
a Delaware limited liability company

By: /s/ Ron J. Hoyl
Name: Ron J. Hoyl
Its: Vice President

[Signature Page to Third Amendment to Entegris Lease]

TENANT:

ENTEGRIS, INC., a Delaware corporation

By: /s/ Neil Richards
Name: Neil Richards
Its: SVP, Global Operations & Supply Chain

[Signature Page to Third Amendment to Entegris Lease]